Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III
General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund V, L.P. Fact Sheet        V

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
10407 Centurion Parkway North (Formerly known as the IBM Jacksonville Building)	61%	62%
Hartford	SOLD	46%
Marathon	SOLD	16%
Stockbridge Village II	SOLD	46%
Village Overlook	SOLD	62%

WEIGHTED AVERAGE	61%

FUND FEATURES

OFFERING DATES	March 1992 – March 1993

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for operating distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	89% to 11%

AMOUNT RAISED	$17,006,020

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund V has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold four assets with the closing of the Marathon building in December 2004. Our focus on the remaining asset involves re-leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

During 2005, we are focused on re-leasing efforts at 10407 Centurion Parkway North and are pleased to report that we are seeing an increase in prospective tenant activity. We also have announced the next net sale proceeds distribution to limited partners, scheduled for the second quarter 2005, totaling approximately $2,350,000 from the sales of Village Overlook, Stockbridge Village II, and Marathon.

With only one property remaining in the Fund, the General Partners are currently reserving operating cash and the remaining net sale proceeds from the sale of the Marathon building to fund the anticipated re-leasing costs for the remaining vacancy at 10407 Centurion Parkway North. We anticipate that operating distributions will continue to be reserved in the near term, as re-leasing occurs at this property, particularly since operating cash flow has decreased with the recent sales. Once the outcome of the property re-leasing effort is known, the General Partners will evaluate if further distributions of net sale proceeds are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The leasing efforts at 10407 Centurion Parkway North continue. The building occupancy currently stands at approximately 61%, and we continue to pursue leasing opportunities for the remaining vacant space.

•	The Hartford property was sold in 2003, delivering allocated net sale proceeds to the Fund of $3,780,406. The General Partners have used $1,208,623 to fund the Partnership’s pro-rata share of operating expenses, re-leasing costs, and capital expenditures at the Marathon and 10407 Centurion Parkway North properties. In addition, $1,507,001 of the net sale proceeds was distributed to limited partners in January 2004. The remaining proceeds of $1,064,782 were distributed in November 2004.

•	The Marathon property was sold in December 2004, following the restabilization of the asset with two long-term leases. Of the net sale proceeds, $1,634,039 was allocated to Fund V, and $215,049 has been used to fund re-leasing costs at 10407 Centurion Parkway North. In addition, $838,660 is scheduled to be distributed to the limited partners in the second quarter 2005. The remaining proceeds of $580,329 are being reserved to fund the re-leasing costs for the vacancy at 10407 Centurion Parkway North.

Continued on reverse

Wells Real Estate Fund V, L.P. Fact Sheet        V

DATA AS OF MARCH 31, 2005

•	The Stockbridge Village II property was sold on April 29, 2004, and $1,255,410 in net sale proceeds has been allocated to the Fund. These proceeds are scheduled to be distributed to the limited partners in the second quarter 2005.

•	Village Overlook was sold in 2003, and $3,113,729 of the net sale proceeds was allocated to the Fund. In addition, $636,581 has been used to fund the Partnership’s pro-rata share of operating expenses, re-leasing costs, and capital expenditures at the Marathon and 10407 Centurion Parkway North properties. Net sale proceeds of $2,221,218 were distributed to the limited partners in November 2004, and the remaining proceeds of $255,929 are scheduled to be distributed in the second quarter 2005.

For further information, please refer to Fund V’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$6.42	N/A	$2.82	$5.19

PER “B” UNIT	$10	$0.00	$7.18	$2.82	$5.13

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	—	—	—	—
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	2.50%	2.50%	2.00%	Reserved	1.75%
2002	7.25%	6.50%	6.50%	2.50%	5.69%
2001	7.00%	7.00%	7.75%	7.25%	7.25%
2000	6.19%	7.50%	7.51%	7.75%	7.24%
1999	7.29%	7.75%	7.71%	7.77%	7.63%
1998	7.44%	7.73%	7.62%	7.03%	7.46%
1997	6.78%	7.04%	7.17%	7.44%	7.11%
1996	6.64%	6.17%	6.86%	6.39%	6.52%
1995	6.10%	7.55%	6.38%	6.43%	6.62%
1994	3.82%	5.67%	5.55%	5.28%	5.08%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003		2002	2001	2000	1999
9.78%	-39.26	%*	0.00%	0.99%	0.00%	0.00%

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ1S05-04	© 2005 Wells Real Estate Funds